EXHIBIT 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT, made this 23rd day of October, 2015 by and between Aladdin International, Inc., a Nevada corporation (the “Borrower” or “Borrower”), and Billion Reward Development Limited, a British Virgin Islands company (the “Lender,” each of Lender and Borrower, a “Party,” collectively, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, the Lender owns 3,638,748 shares of common stock, par value $0.001 per share (“Common Stock”) of the Borrower, representing 80% of the total outstanding shares of the Borrower;

WHEREAS, the Borrower is in the process of negotiating with a number of investors (“Investors”) for a private placement of its Common Stock and desires to issue and sell a number of shares of Common Stock at the purchase price of $0.0227 per share or other purchase price as mutually agreed by the Borrower and Investors (the “Purchase Price”) for up to $2,000,000 pursuant to an exemption from registration under Regulation S under the Securities Act of 1933, as amended (the “1933 Act”) on or before February 28, 2016 (the “Offering”);

WHEREAS, the Lender intends to purchase from the Borrower a number of shares of Common Stock in the Offering;

WHEREAS, the Lender desires to advance to the Borrower $200,000 as a loan;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

THE LOAN

1.1

Loan. The Lender hereby agrees to make a loan to the Borrower of Two Hundred Thousand Dollars (USD$200,000) (the “Loan”) and the Borrower agrees to repay the Loan on or before April 30, 2016 (the “Maturity Date”).

1.2

Interest. This Loan shall be interest free and shall not accrue any interest. Upon the occurrence of an Event of Default (as defined below), the Loan shall bear interest at the lesser of (i) the compounded rate of five (5%) percent per year until such Event of Default is cured or (ii) the maximum permitted under applicable law.

1.3

Loan Repayment. All amounts owed under the Loan including all interest accrued thereon, shall be due and payable, if not earlier paid, on first to occur of (a) an Event of Default, or (b) the Maturity Date. Any overdue principal and overdue interest together with any interest thereon, shall be due and payable upon demand. For purposes of this Loan, a “Business Day” shall mean a day during which banks are open for business in New York, New York.

1.4

Payments and Computations. Borrower shall make payment hereunder at maturity or otherwise not later than 5:00 p.m. (New York time) on the day when due, to Lender at its address referred to in this Agreement in immediately available United States Dollars, without any setoff, defense or counterclaim. Borrower’s obligations hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than United States Dollars, except to the extent that such tender or recovery shall result in the actual receipt by Lender the full amount of United States Dollars of all amounts due hereunder.

1.5

Optional Prepayment. Subject to a five (5) day prior written notice, the Borrower may elect to prepay the entire Loan outstanding or any part of it without any penalty or prepayment fee.

1.6

All payments by the Borrower under this Agreement shall so far as the law permits be made in full without any deduction or withholding (whether in respect of a set off, counterclaim, duties, tax, charges, levies or otherwise howsoever).

ARTICLE II

CONVERSION

2.1

Mandatory Conversion. Upon the consummation of the Offering, the Loan shall automatically convert into shares of Common Stock of the Borrower (such shares of Common Stock issuable upon conversion shall be referred to as the “Conversion Shares”) at a conversion price (the “Mandatory Conversion Price”) which is equal to the Purchase Price in the Offering. The number of Conversion Shares to be issued as a result of the mandatory conversion of the Loan shall be calculated by dividing: (x) all or any portion of the outstanding and unpaid principal and interest of this Loan, by (y) the Mandatory Conversion Price.

2.2

Optional Conversion. At any time before the Maturity Date, as long as any of the principal and interest of the Loan is still outstanding, the Lender shall have the option to convert all or any portion of the outstanding and unpaid principal and interest of this Loan into shares of Common Stock of the Borrower at the volume weighted average price of the Common Stock as reported by Bloomberg for a period of twenty trading days immediately prior to the conversion (the “Optional Conversion Price”). The number of Conversion Shares to be issued as a result of the optional conversion of the Loan shall be calculated by dividing: (x) all or any portion of the outstanding and unpaid principal and interest of this Loan, by (y) the Optional Conversion Price.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby makes the following representations and warranties all of which shall be deemed to be continuing representations and warranties so long as any of the Loan shall remain outstanding:

3.1

Organization and Qualification. The Borrower is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Borrower is duly qualified to transact business in each jurisdiction in which qualification is required, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect. “Material Adverse Effect” means any circumstance, change in, or effect on the Borrower that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Borrower taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Borrower taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Borrower to operate or conduct the Borrower’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Borrower; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States; (ii) any change, event, state of facts or development arising from or relating to compliance with the terms of this Agreement; (iii) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions; (iv) changes in laws or Generally Accepted Accounting Principles after date hereof or interpretation thereof; or (vi) any matter set forth in this Agreement or the schedules or exhibits thereto.

3.2

Subsidiaries. As of the Effective Date, the Borrower has no subsidiaries.

3.3

Authorization. The Borrower has all requisite power and authority to execute and deliver the Agreement and perform its obligations thereunder. All corporate action on the part of the Borrower and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreement, has been taken or will be taken prior to the Closing. The Agreement have been duly executed and delivered by Borrower, and assuming that it has been duly executed and delivered by the Lender, constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4

No Violation or Conflict. The performance of Borrower’s obligations under this Agreement and all other related document entered into by Borrower relating thereto will not violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the articles or certificate of incorporation, charter or bylaws of Borrower,

(ii) to Borrower’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to Borrower of any court, governmental agency or body, or arbitrator having jurisdiction over Borrower or over the properties or assets of Borrower or any of its affiliates, (iii) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Borrower or any of its affiliates is a party, by which Borrower or any of its affiliates is bound, or to which any of the properties of Borrower or any of its affiliates is subject, or (iv) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which Borrower, or any of its affiliates is a party, except the violation, conflict, breach, or default of which would not have a Material Adverse Effect.

3.5

No Untrue Statements. All statements, representations and warranties made by Borrower or any other person in this Agreement and any other agreement, document, certificate or instrument previously furnished or to be furnished by said person to Lender (i) are and shall be true, correct and complete in all material respects, at the time they were made and on and as of the date of each Loan, (ii) do not and shall not contain any untrue statement of a material fact, and (iii) do not and shall not omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby makes the following representations and warranties all of which shall be deemed to be continuing representations and warranties so long as any of the Loan shall remain outstanding:

4.1

Organization; Authorization. The Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. And the Lender has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by the Lender and the consummation by Lender of the transactions contemplated hereby have been duly authorized by all necessary Borrower action. This Agreement has been duly authorized, executed and delivered by Lender and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Lender, enforceable against Lender in accordance with the terms thereof.

4.2

No Conflict. The execution, delivery and performance of this Agreement and the consummation by Lender of the transactions contemplated hereby do not and will not result in a violation of Lender’s charter documents, bylaws or other organizational documents, as applicable.

4.3

Restricted Securities. The Lender understands and agrees that the Conversion Shares will be “restricted securities” and have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that the Conversion Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Lender understands that it is not anticipated that there will any market for the resale of Conversion shares.

4.4

No Untrue Statements. All statements, representations and warranties made by Lender or any other person in this Agreement and any other agreement, document, certificate or instrument previously furnished or to be furnished by said person to Borrower (i) are and shall be true, correct and complete in all material respects, at the time they were made and on and as of the date of each Loan, (ii) do not and shall not contain any untrue statement of a material fact, and (iii) do not and shall not omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete.

ARTICLE V

EVENTS OF DEFAULT

The occurrence of any of the following shall constitute an Event of Default:

5.1

Non-Payment. Failure on the part of Borrower to pay any outstanding amount of the Loan to the Lender when due.

5.2

Non-Performance. Failure on the part of any Borrower to perform when such performance is due, any term, covenant or condition contained in any Agreement or any other agreement now existing or hereafter entered into with Lender, or in any document executed in connection with any agreements.

5.3

Misrepresentation. Any representation, covenant or warranty made by any Borrower in this Agreement, or in connection with any instrument of guaranty or security furnished to Lender shall have proved to have been inaccurate in any substantial or material respect as of the date or dates with respect to which it is deemed to have been made.

5.4

Insolvency. Borrower shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; a custodian shall have been appointed with or without consent of Borrower; Borrower is generally not paying its debts as they become due; has made a general assignment for the benefit of creditors; has been adjudicated insolvent; or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding; or taken corporate action for the purpose of effecting any of the foregoing; or an order, judgment or decree shall have been entered, without the application, approval or consent of Borrower by any court of competent jurisdiction approving a petition seeking reorganization of Borrower, or appointing a receiver, trustee, custodian or liquidator of Borrower, or a substantial part of its assets and such order, judgment or decree shall have continued unstayed and in effect for any period of forty-five (45) consecutive days; or a petition in bankruptcy shall have been filed against Borrower and shall not have been dismissed for a period of thirty (30) consecutive days, or if an Order for Relief has been entered under Bankruptcy Code, or if Borrower shall have suspended the transaction of its usual business.

ARTICLE VI

CONSEQUENCE OF EVENT OF DEFAULT

In case any Event of Default shall have occurred, the Borrower shall promptly take any and all necessary actions to cure the default; in the event that the Borrower fails to cure the default within thirty (30) days after the occurrence of such default (“Cure Period”), Lender may take any or all of the following actions, at the same time or at different times:

6.1

Acceleration. Declare all loans, sums and liabilities owed by Borrower under this Agreement to be forthwith due and payable, whereupon all such sums shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

6.2

Attorneys’ Fees and Expenses. Borrower shall be liable for Lender’s reasonable expenses to obtain or enforce payment of any liabilities hereunder and the enforcement or liquidation of any debt hereunder shall include reasonable attorneys’ fees plus other legal expenses incurred by Borrower.

6.3

Other Remedies. Exercise any other remedies under the Uniform Commercial Code or other applicable law, including but not limited to proceeding to enforce its right by suit in equity, action at law or other appropriate proceeding, whether for payment or the specific performance of the covenants or agreements contained in this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1

No Waiver. No delay on the part of a Party in exercising any power or right hereunder or any other document shall operate as a waiver of any such power or right, nor act as a consent to any departure by such Party from any of the terms or conditions hereof or thereof, preclude other or further exercise thereof, or the exercise of any other power or right. No waiver whatsoever shall be valid unless in writing signed by both Borrower and the Lender and then only to the extent set forth therein.

7.2

Entire Agreement; Modification or Amendment. This Agreement and other related documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and Lender.

7.3

One Instrument. The provisions of this Agreement shall be in addition to those of any notes or other evidence of Liability held by Lender relating to this particular transaction, all of which shall be construed as one instrument.

7.4

Law of New York. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

7.5

Jurisdiction. ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS. THE PARTIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

7.6

Successors or Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their respective successors and assigns.

7.7

Assignment. Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder, and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing.

7.8

Addresses of Notices. Any written notice required or permitted to be given by this Agreement shall be given or made in writing, including telecopy, and shall be, as elected by the party giving such notice, served personally by messenger or courier service, telecopied (followed up by a mailing), or mailed in the United States by prepaid, registered or certified mail, return receipt requested, to the following:

If to Borrower:

Aladdin International, Inc.

Unit 907, 9/F, ICBC Tower

3 Garden Road, Central, Hong Kong

Attn: Kai Ming Zhao

Tel: 852 3975 0600

Fax: 852 3975 0610

With a copy to:

Ofsink, LLC

230 Park Avenue, Suite 851

New York, NY 10169

Attn: Darren Ofsink,

Fax: (646) 224-9844

If to Lender:

Billion Reward Development Limited

Unit 907, 9/F, ICBC Tower

3 Garden Road, Central, Hong Kong

Att: Shi Jianxiang

Fax # (852) 3975 0610

Any notice given in accordance with the provisions of this paragraph shall be deemed effective, if hand delivered, on the date of such delivery, or on the date telecommunicated if telecopied, or if mailed, on the date upon which the return receipt is signed or delivery refused or the notice is designated by the postal authorities as not deliverable, as the case may be. Each party may give notice to each of the other parties of a change of its address for the purpose of giving notice under this paragraph that, thereafter until changed by like notice, shall be the address of such party for purposes of this Agreement.

7.9

Titles. The titles and headings indicated herein are inserted for convenience only and shall not be considered a part of this Agreement or in any way limit the construction or interpretation of this Agreement.

7.10

Waiver of Trial by Jury. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have signed, sealed, delivered and executed this Agreement as of the date first written above.

LENDER:

BILLION REWARD DEVELOPMENT LIMITED

By: /s/ Shi Jianxiang

Name: Shi Jianxiang

Title:  CEO

BORROWER:

ALADDIN INTERNATIONAL, INC.

By: /s/ Kai Ming Zhao

Name: Kai Ming Zhao

Title: CEO